SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of February 15, 2006 by and among Eagle Broadband, Inc., f/k/a Eagle Wireless International Inc., a Texas corporation (“Eagle”), Link Two Communications, Inc., a Texas corporation acquired by Eagle as a wholly-owned subsidiary (“Link”), and The Tail Wind Fund Ltd. (“Tail Wind”). Eagle, Link and Tail Wind are individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on or about May 2, 2001, Link issued to Tail Wind (1) a 2% Convertible Note Due August 15, 2002 in the aggregate original principal amount of $5,000,000 (“Link Note”) and (2) a Warrant to purchase 2,182,262 shares of Link common stock (“Warrant”), pursuant to a Note Purchase Agreement executed on or about such date (“Purchase Agreement”);

WHEREAS, in connection with such Purchase Agreement and in order to induce Tail Wind to purchase the Link Note and Warrant, Eagle and Tail Wind entered into a Registration Rights and Conversion Terms Agreement (“Exchange Agreement”) as of May 2, 2001 and Eagle executed a Guaranty dated as of such date in favor of Tail Wind guarantying Link’s obligations under the Link Note and Purchase Agreement (“Guaranty”);

WHEREAS, each of the Link Note, Warrant, Purchase Agreement, Exchange Agreement and Guaranty were amended by, and entered into as of May 2, 2001 pursuant to, the Supplement entered into among Link, Eagle and Tail Wind on May 2, 2001 (together with the Link Note, Warrant, Purchase Agreement, Exchange Agreement and Guaranty, the “Transaction Documents”);

WHEREAS, certain disputes have arisen among the Parties with respect to the Transaction Documents and the respective obligations of the Parties thereunder, and Tail Wind has initiated a litigation proceeding in the United States District Court for the Southern District of New York (“Court”) (case index number 04 CV 5776 (KMW)) to resolve those disputes (the “Litigation Proceeding”);

WHEREAS, without either Party admitting or denying any liability, Eagle, Link and Tail Wind have agreed to a settlement of their respective claims, to dismissal of the Litigation Proceeding and to release each other from any and all obligations and claims, all as more fully set forth in this Agreement and on the terms and conditions set forth in this Agreement; and

WHEREAS, Eagle, Link and Tail Wind intend to have the terms and conditions of this Agreement, including without limitation the issuance to Tail Wind of shares of Eagle’s common stock, par value $.001 per share (“Common Stock”), pursuant to this Agreement and upon conversion or repayment of the Convertible Notes (as defined herein and to be issued hereunder), approved by the Court (“Court Approval”) after a hearing upon the fairness of such terms and conditions (“Hearing”) as contemplated by Section 3(a)(10) of the Securities Act of 1933, as amended (“Securities Act”);

NOW, THEREFORE, in consideration of the respective covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.  Court Approval. Promptly following execution hereof, the Parties shall each use their best efforts to seek a Hearing and obtain the Court Approval.

2.  Payments and Issuances to Tail Wind. Eagle shall pay Tail Wind $5 million in cash and stock as follows:

(a)  Cash upon Effective Time. Prior to the Effective Time, Eagle shall pay Tail Wind $100,000 by wire transfer of such funds to the escrow account at Peter J. Weisman, P.C. indicated on Schedule 1 hereto to be held in escrow pending the Effective Time (as defined below). Such funds shall be released to Tail Wind upon occurrence of the Effective Time or returned to Eagle if the Effective Time does not occur for any reason.

(b)  Promissory Note. Eagle shall pay Tail Wind $400,000, payable in 24 equal monthly installments commencing April 1, 2006 and evidenced by a promissory note in the form attached hereto as Exhibit A (“Promissory Note”). The Promissory Note shall be issued and delivered to Tail Wind’s counsel upon execution of this Agreement to be held in escrow pending the Effective Time.

(c)  Convertible A Note. Eagle shall pay Tail Wind $1,000,000 (plus such additional amounts as may be added pursuant to Sections 2(e)(ii), 2(e)(vi) and 2(e)(vii) below) on March 1, 2008, which amounts due shall be evidenced by, and convertible into shares (“Conversion A Shares”) of Common Stock pursuant to the terms of, a convertible note in the form attached hereto as Exhibit B (“Convertible A Note”). The Convertible A Note shall be issued and delivered to Tail Wind’s counsel upon execution of this Agreement to be held in escrow pending the Effective Time.

(d)  Convertible B Note. Eagle shall pay Tail Wind $1,750,000 (plus any Price Reduction Amount (as defined below) added pursuant to Section 2(e)(viii) below) on March 1, 2008, which amounts due shall be evidenced by, and convertible into shares (“Conversion B Shares”, and together with the Conversion A Shares, the “Conversion Shares”) of Common Stock pursuant to the terms of, a convertible note in the form attached hereto as Exhibit C (“Convertible B Note”, and together with the Convertible A Note, the “Convertible Notes”). The Convertible B Note shall be issued and delivered to Tail Wind’s counsel upon execution of this Agreement to be held in escrow pending the Effective Time.

(e)  Shares. Eagle shall issue and deliver shares of Common Stock and/or pay cash to Tail Wind in the aggregate amount of $1,750,000 (as such amount may be decreased pursuant to subsections (iii) through (vi) inclusive below, the “Share Amount”), as follows:

(i)  Within fourteen (14) days following the latest of the date of Shareholder Approval and Listing Approval (as such terms are defined below), Eagle shall, subject to the terms and conditions of this Section 2(e), issue and deliver to Tail Wind a number of shares of Common Stock (“Shares”, and together with the Conversion Shares, the “Settlement Shares”) determined by dividing the Share Amount by the closing price (“FMV”) of the Common Stock on the Principal Market (as defined in the Convertible Notes) on the Trading Day (as defined in the Convertible Notes) immediately preceding the date of issuance of such Shares (“Issuance Date”). Such Shares shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions (except for restrictions on resale under applicable securities laws).

(ii)  Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that shall be issued to Tail Wind under this Section 2(e) shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by Tail Wind (other than by virtue of the ownership of securities or rights to acquire securities (including under the Convertible Notes) that have limitations on Tail Wind’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by Tail Wind’s “affiliates” at such time (as defined in Rule 144 of the Securities Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended (“Exchange Act”), exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock on the Issuance Date (the “Restricted Ownership Percentage”). To the extent any portion of the Share Amount cannot be paid in Shares as a result of application of the Restricted Ownership Percentage, such unpaid portion of the Share Amount shall be automatically added to the original principal amount of the Convertible A Note as of the Issuance Date.

(iii)  In the event that Tail Wind has not received all the Shares in its brokerage account (whether due to the failure to obtain Shareholder Approval, Listing Approval or otherwise) by June 20, 2006, Eagle shall on such date make a cash payment to Tail Wind of $250,000 by wire transfer of immediately available funds to the account designated by Tail Wind, and the Share Amount shall contemporaneously be reduced by such amount paid.

(iv)  In the event that Tail Wind has not received all the Shares in its brokerage account (whether due to the failure to obtain Shareholder Approval, Listing Approval or otherwise) by August 20, 2006, Eagle shall on such date make an additional cash payment to Tail Wind of $250,000 by wire transfer of immediately available funds to the account designated by Tail Wind, and the Share Amount shall contemporaneously be reduced by such additional amount paid.

(v)  In the event that Tail Wind has not received all the Shares in its brokerage account (whether due to the failure to obtain Shareholder Approval, Listing Approval or otherwise) by October 20, 2006, Eagle shall on such date make an additional cash payment to Tail Wind of $250,000 by wire transfer of immediately available funds to the account designated by Tail Wind, and the Share Amount shall contemporaneously be reduced by such additional amount paid.

(vi)  In the event that Tail Wind has not received all the Shares in its brokerage account (whether due to the failure to obtain Shareholder Approval, Listing Approval or otherwise) by December 20, 2006, then (A) Eagle shall on such date make an additional cash payment to Tail Wind of $250,000 by wire transfer of immediately available funds to the account designated by Tail Wind, and the Share Amount shall contemporaneously be reduced by such additional amount paid, and (B) the Share Amount shall be automatically added to the original principal amount under the Convertible A Note as of such date.

(vii)  If any Bankruptcy Event (as defined in the Convertible Note) occurs prior to the issuance of the Shares, the Share Amount shall automatically, immediately prior to such occurrence, be converted to a debt obligation payable in cash and added to the original principal amount of the Convertible A Note.

(viii)  If the closing price of the Common Stock on the Principal Market on the Registration Effectiveness Date (as defined below) is less than the FMV as of the Issuance Date, then the Price Reduction Amount (as defined below) shall be automatically added to the original principal amount under the Convertible B Note as of such Registration Effectiveness Date. The “Price Reduction Amount” shall mean the product of (A) the number of Shares issued multiplied by (B) the difference between the closing price of the Common Stock on the Principal Market on the Registration Effectiveness Date and the FMV as of the Issuance Date.

(ix)  Eagle shall deliver to Tail Wind one or more stock certificates evidencing the Shares within three (3) Trading Days following the Issuance Date, and Eagle shall deliver to Tail Wind each $250,000 payment required under clauses (iii), (iv), (v) and (vi) above within three (3) Trading Days following June 20, 2006, August 20, 2006, October 20, 2006 and December 20, 2006, respectively. If Eagle fails to deliver such stock certificates or any such payment within five days following such third Trading Day, Tail Wind may declare upon written notice (as set forth in Section 14(f) below) the entire then outstanding Share Amount to be due and payable immediately. At any time following such notice of acceleration, Tail Wind shall be entitled (i) to complete (by filling in the appropriate accelerated amount) the relevant affidavit for judgment by confession delivered by Eagle pursuant to Section 6(c)(vii) of this Agreement and (ii) to file such completed affidavit, with any other appropriate material, in New York County, New York, in the manner necessary to effect the entry of judgment in such accelerated amount against Eagle and in favor of Tail Wind.

3.  No Shorting. Tail Wind agrees that it will not enter into any Short Sales (as hereinafter defined) during the period commencing on the date hereof and ending on the date on which Tail Wind no longer holds any Shares or the Convertible Notes. “Short Sale” means a sale of Common Stock by Tail Wind that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by Tail Wind. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by Tail Wind, Conversion Shares issuable upon conversion of the Convertible Notes (ignoring any conversion restrictions or limitations included therein) shall be deemed to be held long by Tail Wind in addition to all Shares, Conversion Shares and other shares of Common Stock held in a long position by Tail Wind.

4.  Surrender of Securities/Check. Upon execution hereof (a) Tail Wind shall surrender the Link Note and Warrant to Eagle’s counsel (or in lieu thereof deliver an affidavit of lost security(ies) in form and substance reasonably acceptable to Eagle’s counsel), and (b) Eagle shall return to Tail Wind check number 1030 drawn on the Peter J. Weisman Attorney Trust Account to the order of Eagle on or about February 13, 2004 in the amount of $139,669.80 (the “Check”) (or in lieu thereof deliver an affidavit of lost check in form and substance reasonably acceptable to Tail Wind’s counsel). The Link Note and Warrant shall be held in escrow pending the Effective Time.

5.  Shareholder and Exchange Approvals.

(a)  Shareholder Approval. Eagle shall promptly seek the approval (“Shareholder Approval”) of its stockholders and take such other action as necessary or desirable to amend its Articles of Incorporation to authorize such number of additional shares of Common Stock as is equal to at least 200% of the aggregate number of Settlement Shares issuable upon full conversion of the Convertible Note (assuming an FMV and Conversion Price equal to the closing bid price on the Trading Day immediately preceding such approval and ignoring all limitations and restrictions on conversion, ownership or issuance set forth therein. The Board of Directors of Eagle shall call one or more annual or special meetings of the stockholders of Eagle in the manner set forth in the By-laws of Eagle (and in accordance with the Exchange Act) in order to solicit such Shareholder Approval, and such Board of Directors shall recommend an affirmative vote for such Shareholder Approval. Eagle shall continue to seek such Shareholder Approval as reasonably practical until December 20, 2006.

(b)  Reservation of Common Stock. Contemporaneously with obtaining Shareholder Approval and at all times thereafter Eagle shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the issuance of the Settlement Shares, such number of shares of Common Stock as set forth in the Convertible Notes.

(c)  AMEX Listing. On or prior to the Issuance Date, but no later than January 1, 2007 (and no later than June 1, 2006 with respect to the Conversion B Shares in particular), Eagle shall apply for, and engage in good faith efforts to obtain the approval of, the listing of all Settlement Shares on the American Stock Exchange (or other Principal Exchange, as defined in the Convertible Notes) (“Listing Approval”), and Eagle shall engage in good faith efforts to maintain such listing and approval, should such listing application be approved.

6.  Effective Time and Conditions to Settlement

(a)  Effective Time. This Agreement shall become effective only upon the satisfaction or waiver of the conditions set forth in paragraphs (b) and (c) of this Section 6 (“Effective Time”). The delivery of the documents contemplated by this Section 6 shall take place at the offices of Peter J. Weisman, P.C., 335 Madison Avenue, Suite 1702, New York, NY 10017 on March 1, 2006, or at such other location and/or on such other date as the parties shall mutually agree. If the conditions set forth in paragraphs (b) and (c) have not been satisfied or waived on or before March 3, 2006, or such later date as the parties may agree in writing (the “Deadline”), this Agreement shall terminate and be null and void and of no further force or effect without liability of either Party, except for liability for any breach of this Agreement.

(b)  Conditions to Eagle's Obligations. The obligations of Eagle to consummate the transactions contemplated by this Agreement shall be subject to the surrender to Eagle by Tail Wind of the Link Note and Warrant.

(c)  Conditions to Tail Wind's Obligations. The obligations of Tail Wind to consummate the transactions contemplated by this Agreement shall be subject to the following:

(i)  wire transfer by Eagle of $100,000 as contemplated by Section 2(a) of this Agreement to the account designated therein;

(ii)  the execution, issuance and delivery of the Promissory Note to Tail Wind as contemplated by Section 2(b) of this Agreement;

(iii)  the execution, issuance and delivery of the Convertible A Note to Tail Wind as contemplated by Section 2(c) of this Agreement;

(iv)  the execution, issuance and delivery of the Convertible B Note to Tail Wind as contemplated by Section 2(d) of this Agreement;

(v)  the surrender to Tail Wind of the Check;

(vi)  the issuance and delivery to Tail Wind of a legal opinion from Arent Fox PLLC covering the exemption from the Securities Act of the issuance of the Settlement Shares to Tail Wind, in form and substance reasonably acceptable to Tail Wind; and

(vii)  the execution and delivery to Tail Wind of original signed and notarized copies of affidavits for judgment by confession, for the accelerated amounts to be due hereunder and under the Promissory Note and Convertible Notes, in form and substance reasonably acceptable to Tail Wind.

(d)  Obligations to Satisfy Conditions. Each of the Parties covenant and agree to use its best efforts to cause the conditions to the obligations of the other to be satisfied in full on or before the Deadline.

(e)  Escrow. The Link Note and Warrant shall be delivered to White Field, Inc. to hold in escrow pending release to Eagle at the Effective Time pursuant to the authorization (which may be by email) to release furnished by Peter J. Weisman, P.C. on behalf of Tail Wind. The items set forth in clauses (i) through (vii) of Section 6(c) (with the exception of item (vi), which will be issued and delivered to Tail Wind by Arent Fox PLLC on or before the Effective Time) shall be delivered to Peter J. Weisman, P.C. to hold in escrow pending release to Tail Wind at the Effective Time pursuant to the authorization (which may be by email) to release furnished by White Field, Inc. on behalf of Eagle. If the Effective Time does not occur by the Deadline, all such items and documents shall be promptly returned to Eagle and Tail Wind, as the case may be.

7.  Mutual Release. In consideration of the covenants, agreements and undertakings set forth in this Agreement, the Parties agree to the mutual general release set forth in this Section 7 (the “Mutual Release”), such Mutual Release to be effective on the date which is ninety-one (91) days following the Issuance Date (“Release Date”) so long as no Bankruptcy Event (as defined in the Convertible Notes) has occurred prior to such date, except that, under no circumstances will the Mutual Release be deemed to cover any claims that may arise under the terms of this Agreement, the Promissory Note, the Convertible Notes, or any other document delivered in connection herewith or therewith. The Mutual Release shall become null and void if a Bankruptcy Event occurs before the Release Date.

(a)  Release of Claims by Eagle/Link. Eagle and Link each forever generally and completely releases and discharges Tail Wind, each of its affiliates and each of its and their directors, officers, employees, attorneys and agents, in their corporate, company and individual capacities (the “Tail Wind Parties”), of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular (but without limitation) of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual, consequential and exemplary, past, present and future, arising out of or in any way related to Eagle's and Link’s dealings with any Tail Wind Party in connection with the Transaction Documents or the transactions contemplated thereby, and any and all claims raised in the Litigation Proceeding.

(b)  Release of Claims by Tail Wind. Tail Wind forever generally and completely releases and discharges Eagle and Link, each of their affiliates and each of their directors, officers, employees, attorneys and agents, in both their corporate and individual capacities (the “Eagle/Link Parties”), of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular (but without limitation) of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual, consequential and exemplary, past, present and future, arising out of or in any way related to Tail Wind's dealings with any Eagle/Link Party in connection with the Transaction Documents or the transactions contemplated thereby, and any and all claims raised in the Litigation Proceeding.

(c)  Stay and Dismissal of Litigation Proceeding. On or promptly following the Effective Time, the parties shall cause further prosecution of the Litigation Proceeding to be stayed without prejudice until the earlier of the Release Date or any Bankruptcy Event. On or promptly following the Release Date, the parties shall cause the Litigation Proceeding to be dismissed with prejudice. Each party shall bear its own attorneys’ fees, expenses and costs incurred in connection with the Litigation Proceeding and with the settlement contemplated hereby.

8.  Representations and Warranties of Eagle and Link. Each of Eagle and Link represents and warrants to Tail Wind that:

(a)  Authorization/Enforceability. Each of Eagle and Link has full corporate power and authority and has taken all requisite corporate action on the part of each of Eagle and Link, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, the Promissory Note and Convertible Notes and (ii) the performance of all obligations of Eagle and Link under this Agreement, the Promissory Note and the Convertible Notes. This Agreement constitutes a legal, valid and binding obligation of Eagle and Link, enforceable against Eagle and Link in accordance with its terms. Each of the Promissory Note, Convertible A Note and Convertible B Note constitutes a legal, valid and binding obligation of Eagle, enforceable against Eagle in accordance with its terms.

(b)  Consents. The execution, delivery and performance by Eagle and Link of this Agreement, the Promissory Note and Convertible Notes requires no consent of, action by or in respect of, or filing with, any Person, except as otherwise contemplated by this Agreement.

(c)  No Breach, Violation or Default. The execution, delivery and performance by Eagle and Link of this Agreement, the Promissory Note and the Convertible Notes will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Eagle, Link or any of their subsidiaries or properties, or (ii) any agreement or instrument to which Eagle, Link or any of their subsidiaries is a party or by which Eagle, Link or any subsidiary is bound, or (iii) the Articles of Incorporation or By-Laws of Eagle or Link.

(d)  Valid Issuance of the Shares. The Settlement Shares, when issued to Tail Wind in accordance with the terms of this Agreement and the Convertible Notes, will be duly authorized, validly issued, fully paid, non-assessable, and free and clear of all liens, claims, encumbrances and restrictions (except for restrictions on resale under applicable securities laws).

(e)  Compliance with Amex Continued Listing Requirements. To Eagle’s knowledge, there are no proceedings pending or threatened against Eagle relating to the continued listing of the Common Stock on the American Stock Exchange (“Amex”) and Eagle has not received any written notice of the delisting or the possible delisting of the Common Stock from Amex within the past six months.

(f)  Solvency.

(i)  The execution, delivery and performance by Eagle and Link of this Agreement, the Promissory Note and the Convertible Notes and the consummation of the transactions contemplated hereby and thereby do not and will not constitute (A) a fraudulent transfer or conveyance under New York, Texas or other applicable state laws relating to fraudulent transfer or conveyance nor (B) a preferential transfer under federal or any applicable state bankruptcy or insolvency law.

(ii)  Neither Eagle nor any of its subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

9.  Representations and Warranties of Tail Wind. Tail Wind represents and warrants to Eagle and Link that:

(a)  Authorization/Enforceability. Tail Wind has full corporate or other power and authority and has taken all requisite corporate or other action on the part of Tail Wind, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the performance of all obligations of Tail Wind under this Agreement. This Agreement constitutes a valid and legally binding obligation of Tail Wind, enforceable against Tail Wind in accordance with its terms.

(b)  Consents. The execution, delivery and performance by Tail Wind of this Agreement requires no consent of, action by or in respect of, or filing with, any Person, except as otherwise contemplated by this Agreement.

(c)  No Breach, Violation or Default. The execution, delivery and performance by Tail Wind of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Tail Wind or any of its properties, or (ii) any agreement or instrument to which Tail Wind is a party or is bound, or (iii) the organizational documents of Tail Wind.

10.  Registration and Free Trading of Settlement Shares.

(a)  Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

(i)  “Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

(ii)  “Register,” “registered” and “registration” refer to a registration made by preparing and filing a registration statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

(iii)  “Registrable Securities” shall mean (a) the Settlement Shares (without regard to any limitations on beneficial ownership contained in this Agreement or the Convertible Notes) or other securities issued or issuable to Tail Wind (i) upon conversion of the Convertible Notes, or (ii) upon any distribution with respect to, any exchange for or any replacement of such Settlement Shares or Convertible Notes or (iii) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (b) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (c) any other security issued as a distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses.

(iv)  “Registration Effectiveness Date” shall mean date on which the initial Registration Statement filed pursuant to this Agreement is declared effective by the SEC.

(v)  “Registration Period” shall mean the period commencing on the Registration Effectiveness Date and terminating upon the earlier of (i) the date on which all Registrable Securities have been sold or (ii) the date on which all Registrable Securities may be sold pursuant to Rule 144(k) promulgated under the Securities Act (or any successor provision).

(vi)  “Registration Statement” shall mean any registration statement of Eagle filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

(vii)  “SEC” shall mean the United States Securities and Exchange Commission.

(b)  Registration.

(i)  Registration Statements. Promptly following the Issuance Date, (but no later than the earlier of (A) twenty (20) days after the Issuance Date and (B) January 1, 2007 in the event the Issuance Date does not occur by then), Eagle shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to Eagle, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) covering the resale of the Registrable Securities in an amount equal to 100% of the number of Shares issued on the Issuance Date plus 120% of the number of Conversion Shares issued and issuable upon full conversion of the Convertible Notes at the conversion price in effect as of the filing date (without regard to any limitations or restrictions on beneficial ownership). In the event any Registrable Securities are not covered by the Registration Statement, Eagle shall promptly amend such Registration Statement or prepare and file with the SEC a new Registration Statement in accordance with the terms hereof in order to cause such Registrable Securities to be covered by a Registration Statement. Without limiting the foregoing, if at any time less than 110% of the number of Conversion Shares issued and issuable upon full conversion of the Convertible Notes (at the then applicable conversion price in effect without regard to any limitations or restrictions on beneficial ownership) are covered for resale by an effective Registration Statement, then Eagle shall promptly amend such Registration Statement or prepare and file with the SEC a new Registration Statement in accordance with the terms hereof in order to cause 175% of the number of Conversion Shares issued and issuable upon full conversion of the then outstanding principal due under the Convertible Notes at the conversion price in effect as of the filing date (without regard to any limitations or restrictions on beneficial ownership) to be covered for resale by one or more Registration Statement(s).

(ii)  Expenses. Eagle will pay all expenses associated with each registration, but excluding discounts, commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

(iii)  Effectiveness. Eagle shall use its best efforts to have each Registration Statement declared effective as soon as practicable, but in no event later than the earlier of (A) ninety (90) days after the Issuance Date for the initial Registration Statement and sixty (60) days after filing thereof for any subsequent Registration Statement, and (B) March 1, 2007 in the event the Issuance Date does not occur by January 1, 2007) . In connection therewith, Eagle shall respond to all SEC comments on the Registration Statement and file any amendments to the Registration Statement as soon as reasonably practicable following any date on which the SEC furnishes comments to, asks questions of, or requests further information from, Eagle or its counsel with respect to the Registration Statement or any part thereof or any document incorporated by reference therein. After any Registration Statement is declared effective by the SEC, Eagle shall use its best efforts to cause such Registration Statement to remain continuously effective in accordance with the terms hereof throughout the Registration Period; provided, however, that for not more than ten (10) consecutive days and for a total of not more than thirty (30) days in any twelve (12) consecutive month period, Eagle may delay the disclosure of material non-public information concerning Eagle the disclosure of which at the time is not, in the good faith opinion of Eagle, in the best interests of Eagle (“Permitted Blackout”), provided, that Eagle shall promptly (a) notify Tail Wind in writing of the existence of (but in no event, without Tail Wind’s prior written consent, shall Eagle disclose to Tail Wind any of the facts or circumstances regarding) material non-public information giving rise to a Permitted Blackout, and (b) advise Tail Wind in writing to cease all sales under the Registration Statement until the end of the Permitted Blackout.

(c)  Eagle Obligations. In addition to the foregoing, Eagle shall, as expeditiously as possible:

(i)  prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the entire Registration Period (subject Permitted Blackouts) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the resale or distribution of all Registrable Securities;

(ii)  furnish to Tail Wind such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Tail Wind may reasonably request in order to facilitate Tail Wind’s disposition of the Registrable Securities;

(iii)   make best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(iv)  prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with Tail Wind and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Tail Wind reasonably requests in writing and do any and all other reasonable acts or things necessary or advisable to enable the resale or distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement, provided that Eagle shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, or to become subject to any material tax in any such state or jurisdiction where it is not otherwise subject;

(v)  make best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by Eagle are then quoted or listed; and

(vi)  immediately notify Tail Wind, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of Tail Wind, promptly prepare and furnish to Tail Wind a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(d)  Indemnification.

(i)  Indemnification by Eagle. Eagle agrees to indemnify and hold harmless, to the fullest extent permitted by law, Tail Wind, its officers, directors, stockholders and employees and each person who controls Tail Wind (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney’s fees) and expenses imposed on such person caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to Eagle by Tail Wind, expressly for use therein, or (ii) any violation by Tail Wind of any federal, state or common law, rule or regulation applicable to Tail Wind in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse in accordance with subparagraph (iii) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of Eagle shall not inure to the benefit of any indemnified party if a copy of such corrected Prospectus or amendment or supplement thereto had been made available to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action was required of such indemnified party by the Securities Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 10(d) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities.

(ii)  Indemnification by Tail Wind. In connection with any registration pursuant to the terms of this Agreement, Tail Wind will furnish to Eagle in writing such information as Eagle reasonably requests concerning the Tail Wind or the proposed manner of resale or distribution for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by law, Eagle, its directors, officers, employees, stockholders and each person who controls Eagle (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney’s fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by Tail Wind to Eagle specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by Eagle in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto. In no event shall the liability of Tail Wind be greater in amount than the dollar amount of the proceeds (net of all expenses paid by any holder of Registrable Securities and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such holder of Registrable Securities upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(iii)  Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(iv)  Contribution. If for any reason the indemnification provided for in the preceding paragraphs (i) and (ii) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of all the Registrable Securities sold by such indemnified party which were covered by the relevant Registration Statement or Prospectus contained therein.

(e)  Effectiveness Default. If (i) the Registration Statement covering Registrable Securities is not declared effective by the SEC within ninety (90) days following the Issuance Date (or sixty (60) days following the filing of any subsequent Registration Statement, or the fifth day following the date on which Eagle is notified by the SEC that any Registration Statement will not be reviewed or is no longer subject to further review and comments, or March 1, 2007 in the event the Issuance Date does not occur prior to January 1, 2007), (ii) after the Registration Effectiveness Date, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or Eagle’s failure to update the Registration Statement), other than pursuant to a Permitted Blackout, or (iii) the Registrable Securities specifically are not listed or included for quotation on the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq Capital Market or the OTC Bulletin Board, or trading of the Common Stock is suspended or halted thereon for more than three (3) hours (any such default under (i), (ii) or (iii) constituting an “Effectiveness Default”), then Eagle will pay Tail Wind as liquidated damages and not as a penalty, an amount equal to 2% of the product of the number of Registrable Securities (whether issued or not) as of the date of such Effectiveness Default times the closing price of the Common Stock on the Principal Market on the date of such Effectiveness Default, for each month (or portion thereof) following the Effectiveness Default during which any of the events described in (i), (ii) or (iii) above occurs and is continuing, which amount shall be payable at the end of each such month and upon termination of the Effectiveness Default. Such payments shall be in partial compensation to Tail Wind, and shall not constitute Tail Wind’s exclusive remedy for such events.

(f)  Rule 144. Without limiting anything contained in this Agreement, in the event that any of the Settlement Shares constitute “restricted securities” under and as defined in Rule 144 of the Securities Act, Eagle agrees that (i) for purposes of determining the holding period under Rule 144 of the Securities Act, for Conversion Shares issued upon conversion of the Convertible Notes, based on all facts presently known to Eagle, Eagle shall take the position that the holding period of Tail Wind for such Conversion Shares shall be tacked to the holding period of Tail Wind for the Convertible Notes, and (ii) it shall make publicly available on a timely basis the information necessary to enable Rule 144 under the Securities Act to be available for resale of the Settlement Shares.

(g)  No Action Letter. Eagle understands that Tail Wind may request (“Request”) from the Division of Corporation Finance of the SEC a “no action letter” (“No Action Letter”) to the effect that (i) such Division will not recommend enforcement if Eagle issues the Settlement Shares to Tail Wind without registration under the Securities Act and (ii) Tail Wind may resell the Settlement Shares received by it without registration under the Securities Act and without regard to Securities Act Rules 144 or 145(c) and (d). Eagle agrees to cooperate with Tail Wind in connection with any such Request, including without limitation taking any and all actions and executing any and all documents reasonably requested by Tail Wind in connection with any such Request. Eagle shall take not any position inconsistent with the position contained in any such Request. Based on all facts presently known to Eagle, Eagle agrees (i) that Tail Wind has never been, is not currently, and immediately following execution hereof will not be, an affiliate of or affiliated with Eagle in any manner or way whatsoever, and (ii) Tail Wind shall not in the future constitute an affiliate of or be affiliated with Eagle in any manner or way whatsoever so long as its sole relationship with Eagle continues to be as a holder of the Settlement Shares, Promissory Note and Convertible Notes and a Party to this Agreement. Eagle shall not take or assert any position inconsistent with the foregoing clauses (i) and (ii). Notwithstanding the provisions of this Section 10(g), in the event that the staff of the SEC disagrees with Eagle’s interpretation that Tail Wind is not an affiliate of Eagle, Eagle will comply with the SEC’s interpretation and take any necessary steps to remain in compliance with any applicable securities laws.

(h)  Legends. Promptly following the earliest of (a) the Registration Effectiveness Date, (b) the date on which Rule 144(k) under the Securities Act becomes available with respect to the Registrable Securities, or (c) the date on which Eagle and/or Tail Wind receives a No Action Letter, Eagle shall promptly cause certificates evidencing the Settlement Shares previously issued to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares subsequently issued shall not bear such restrictive legends. In the event that Eagle does not issue new, unlegended certificates in replacement of the legended certificates as required under this Section 10(h) within 10 business days of a written request to do so, or if any subsequently issued Conversion Shares are issued with restrictive legends when unlegended certificates are required under this Section 10(h), Eagle shall be liable to Tail Wind (or subsequent holder thereof) for damages in an amount of $1,000 cash for each such day beyond the replacement date (or issuance date, in the case of newly converted Convertible Notes) that such unlegended certificates are not issued and delivered to Tail Wind (or subsequent holder).

11.  Arbitration. Any and all disputes arising from or in connection with this Agreement (excluding matters pertaining to the Promissory Note or Conversion Notes subject to the confession of judgment described in Section 12 below), whether based on contract, tort, common law, equity, statute, regulation, order or otherwise (“Disputes”), including Disputes arising in connection with claims by third persons, shall be exclusively governed by and settled in accordance with the provisions of this Section 11; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions of this Section 11 or to preserve the status quo pending resolution of Disputes hereunder.

(a)  Binding Arbitration. The Parties hereby agree to submit all Disputes to arbitration for final and binding resolution. Either Party may initiate such arbitration by delivery of a demand therefor (the “Arbitration Demand”) to the other Party. The arbitration shall be conducted in New York, New York by a sole arbitrator selected by agreement of the parties not later than 10 days after delivery of the Arbitration Demand, or, failing such agreement, appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time (the “AAA Rules”). If the arbitrator becomes unable to serve, his successor(s) shall be similarly selected or appointed.

(b)  Procedures. The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing (i) each party shall provide to the other, reasonably in advance of any hearing, copies of all documents that a party intends to present in such hearing; (ii) all hearings shall be conducted on an expedited schedule; and (iii) all proceedings shall be confidential, except that either party may at its expense make a stenographic record thereof.

(c)  Timing. The arbitrator shall complete all hearings not later than 90 days after his or her selection or appointment, and shall make a final award not later than 30 days thereafter. The arbitrator shall apportion all costs and expenses of the arbitration, including the arbitrator's fees and expenses and fees and expenses of experts (“Arbitration Costs”), between the prevailing and non-prevailing party as the arbitrator shall deem fair and reasonable. In circumstances where a Dispute has been asserted or defended against on grounds that the arbitrator deems manifestly unreasonable, the arbitrator may assess all Arbitration Costs against the non-prevailing party and may include in the award the prevailing party's attorney's fees and expenses in connection with any and all proceedings under this Section 11.

12.  Payment Set Aside. To the extent that Eagle makes a payment or payments to Tail Wind pursuant to this Agreement, the Promissory Note or the Convertible Notes (whether is cash, Common Stock or otherwise) or Tail Wind enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Eagle, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy or insolvency law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

13.  Confidentiality. The Parties agree to maintain as confidential and not disclose the existence of, or the terms or conditions of, this Agreement (other than to its agents or representatives which shall keep same confidential), except to the extent required to be disclosed pursuant to law or legal process and except to the extent required to be disclosed in an SEC filing, provided however, that (a) Eagle agrees to timely file any and all such documents and exhibits as may be required under the Securities Act or the Exchange Act in connection with the execution of this Agreement and the transactions contemplated hereby, and (b) Eagle shall in any event, prior to the issuance of any Settlement Shares, publicly disclose sufficient information concerning the terms and conditions of this Agreement such that Tail Wind is not in possession of any material non-public information concerning Eagle. Eagle represents, warrants agrees that (i) it has not provided to Tail Wind any material non-public information concerning Eagle (other than the existence of this Agreement), and (ii) it will not furnish to Tail Wind any material non-public information concerning Eagle without Tail Wind’s prior written consent.

14.  Miscellaneous.

(a)  Listing. Eagle shall use its reasonable efforts to continue the uninterrupted listing of its Common Stock on Amex and to comply in all material respects with Eagle’s reporting, filing and other obligations under the rules of Amex while any Shares, Conversion Shares or either of the Convertible Notes are outstanding.

(b)  No Conflicting Agreements. Eagle will not, and will not permit its subsidiaries to, take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to Tail Wind hereunder or under the Promissory Note or Convertible Notes.

(c)  Successors and Assigns. Neither this Agreement nor the respective obligations of the Parties hereunder may be assigned by either Party without the prior written consent of the other Parties (provided that the registration provisions contained in Section 10 may be assigned to any transferee of the Convertible Notes or the Registrable Securities (excluding transferees receiving Settlement Shares sold pursuant to a Registration Statement) without such prior consent. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

(d)  Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)  Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each Party to be notified by (i) personal delivery, (ii) facsimile transmission, or (iii) internationally recognized overnight air courier, addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten days' advance written notice given hereunder to the other Party:

If to Eagle or Link:

Eagle Broadband, Inc.
101 Courageous Drive
League City, TX 77573
Attn: Jeff Adams, Corporate Counsel
Telephone: (281) 538-6000
Facsimile: (281) 538-4730

with a copy to:

Bryan J. Sinclair, Esq.
White Field, Inc.
3723 Haven Ave., #102
Menlo Park, CA 94025
Telephone: (650) 261-1701
Facsimile: (650) 249-1943

If to Tail Wind:

The Tail Wind Fund Ltd.
c/o Tail Wind Advisory and Management Ltd.
One Regent Street, 1st Floor
London SW1Y 4NS England
Attn: David Crook
Telephone: 44-207-468-7660
Facsimile: 44-207-468-7657

with a copy to:

Peter J. Weisman, P.C.
335 Madison Avenue, Suite 1702
New York, New York 10017
Telephone: (212) 418-4792
Facsimile: (212) 318-8855

(g)  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Eagle and Tail Wind.

(h)  Entire Agreement. This Agreement, the Promissory Note and the Convertible Notes constitute the entire agreement between Eagle, Link and Tail Wind with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

(i)  Further Assurances. The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j)  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date hereof.

EAGLE BROADBAND, INC.

By: /s/ David Micek
David Micek
President

LINK TWO COMMUNICATIONS, INC.
By: Eagle Broadband, Inc., sole shareholder

By:  /s/ David Micek
Name: David Micek
Title: President of Eagle Broadband, Inc.,  sole shareholder

THE TAIL WIND FUND LTD.
By: TAIL WIND ADVISORY AND
MANAGEMENT LTD., as investment
manager

By:  /s/ David Crook
David Crook
CEO